UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2024

Achari Ventures Holdings Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40906	86-1671207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Walnut Avenue, Suite 400

Clark, NJ 07066

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 340-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one Redeemable Warrant	AVHIU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	AVHI	The Nasdaq Stock Market LLC
Redeemable Warrants	AVHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Monthly Extension Option Exercise

On April 15, 2024, Achari Ventures Holdings Corp. I, a Delaware company (the “Company”), notified Continental Stock Transfer & Trust Company, the trustee of the Company’s trust account (the “Trust Account”), that it was extending (an “Extension”) the time available to the Company to consummate its initial business combination, from April 19, 2024 to May 19, 2024 (the “Fourth Extension”), pursuant to and in accordance with the terms of the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Third Amended and Restated Investment Management Trust Agreement (the “Trust Agreement”). The Fourth Extension is the fourth of up to six (6) one-month Extensions permitted under the Company’s Certificate of Incorporation and Trust Agreement.

Pursuant to the terms of the Company’s Certificate of Incorporation and Trust Agreement, on April 18, 2024, with respect to the exercise of the Fourth Extension, the Company deposited $22,037.64 into the Company’s Trust Account in connection with the exercise of the Fourth Extension. Such deposit with respect to the Fourth Extension was made using funds held outside of the Company’s Trust Account and available to the Company to fund working capital requirements. As of April 19, 2024 (and, for the avoidance of doubt, inclusive of the deposit of $22,037.64 into the Trust Account in connection with the exercise of the Fourth Extension as described above), the Trust Account held approximately $6,217,034.

Letter Agreement

On April 18, 2023, the Company and Vaso Corporation (“Vaso”) entered into a letter agreement (the “Vaso Working Capital Letter Agreement”) whereby, upon request from the Company, Vaso will provide on an interest free basis to the Company, within two (2) business days of Vaso’s receipt of such request, up to $350,000 in cash to pay the certain identified working capital expenses of the Company (any such funds, the “Advanced Funds”). Any such Advanced Funds shall be forgiven by Vaso upon the Closing of the Business Combination; provided however that the amount of any such Advanced Funds which is in excess of $100,000 shall be added to the amount included in the definition of Unpaid SPAC Expenses as such term is defined in the BCA. Capitalized terms used not defined herein shall have the meanings assigned to such terms in the Business Combination Agreement, dated as of December 6, 2023 among the Company, a subsidiary of the Company and Vaso (the “BCA”). As of the date hereof, the Company has incurred $191,242 under the Vaso Working Capital Letter Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHARI VENTURES HOLDINGS CORP. I

Dated: April 24, 2024

	By:	/s/ Vikas Desai
	Name:	Vikas Desai
	Title:	Chief Executive Officer

2